UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: October 31, 2024
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 2.02.     Results of Operations and Financial Condition.

On October 31, 2024, Arrow Financial Corporation (the "Company") issued a press release containing unaudited financial information and accompanying discussion for the quarter and year-to-date period ended September 30, 2024.  A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 7.01.     Regulation FD Disclosure.

On October 31, 2024, the Company made available certain presentation material (the "Third Quarter 2024 Investor Presentation"), which includes among other things, a review of financial results and trends through the period ended September 30, 2024. The furnished Third Quarter 2024 Investor Presentation should be read in conjunction with our Earnings Release for the quarter ended September 30, 2024.
A copy of the presentation material is included as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

The information furnished under this Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

Exhibit No. Description
Exhibit 99.1 Arrow Financial Corporation Earnings Press Release dated October 31, 2024
Exhibit 99.2 Arrow Financial Corporation Second Quarter 2024 Investor Presentation dated October 31, 2024
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Registrant

Date:	October 31, 2024	/s/ Penko Ivanov
Penko Ivanov
Chief Financial Officer